EXHIBIT 99.1

SanDisk Corporation
601 McCarthy Boulevard
Milpitas, CA 95035-7932
Phone: 408-801-1000
Fax: 408-801-8657

CONTACT:	Investor Contact:	Media Contact:
	Jay Iyer	Ryan Donovan
	(408) 801-2067	(408) 801-2857

SANDISK ANNOUNCES FOURTH QUARTER
AND FISCAL 2008 FINANCIAL RESULTS

Milpitas, CA, February 2, 2009 - SanDisk Corporation (NASDAQ:SNDK), the world's largest supplier of flash storage card products, today announced results for the fourth quarter ended December 28, 2008.  Total fourth quarter revenue of $864 million declined 31% on a year-over-year basis and increased 5% on a quarter-over-quarter basis.  Total revenue for fiscal 2008 of $3.35 billion declined 14% from $3.90 billion in fiscal 2007.

Fourth quarter net loss, in accordance with U.S. Generally Accepted Accounting Principles (GAAP), was $(1.86) billion, or a loss of $(8.25) per share, compared to GAAP net income of $106 million, or $0.45 per share, in the fourth quarter of fiscal 2007.  The GAAP net loss for fiscal 2008 was $(2.07) billion, or $(9.19) per share, compared to net income of $219 million, or $0.93 per share in fiscal 2007.

“Despite a very difficult pricing environment, macroeconomic turmoil and the impact on consumer purchasing, we delivered sequential revenue growth in the fourth quarter. However, we are very disappointed with our fourth quarter bottom line results, which included significant asset impairment and inventory related charges.  We are focused on managing our business through the difficult global economic climate and limited visibility in 2009.  We are taking significant steps to curtail our captive output, conserve cash, and reduce capital and operating expenditures.  We continue to invest in technology leadership while creating new demand with the exciting products we announced at the January 2009 Consumer Electronics Show,” said Eli Harari, Chairman and CEO.  “We believe that drastic industry-wide capital expenditure cuts announced for 2009 will contribute to a better balance between supply and demand and an improved pricing environment in our markets later in 2009 and into 2010.”

Fourth quarter 2008 GAAP results include:
  A combined pre-tax goodwill and intangible asset impairment charge of $1.02 billion, due to a sustained decline in SanDisk’s market capitalization, among other factors.
  A valuation allowance of $464 million recorded against net deferred tax assets, due primarily to the fiscal 2008 net loss.
  Charges to cost of sales of $388 million including inventory related charges of $184 million, idle capacity costs of $121 million for reduced fab output in Q109, and an impairment of fab investments of $83 million partially offsetting the foreign exchange appreciation of these Japanese yen denominated investments in the fabs.  These cost of sales charges are also included in the non-GAAP results.
  Restructuring and other charges of $31 million.  These charges are also included in the non-GAAP results.
  These charges in the aggregate amounted to $1.91 billion in the fourth quarter of fiscal 2008.
FOURTH QUARTER 2008 METRICS
  Total cash, short-term, and long-term investments at the end of fiscal 2008 was $2.5 billion, compared to $2.9 billion at the end of fiscal 2007.
  Cash flow from operations for the fourth quarter was $65 million, compared to $149 million in the fourth quarter of 2007.
  Product revenue was $742 million, down 34% year-over-year and up 8% quarter-over-quarter.
  License and royalty revenue of $122 million, was down 5% year-over-year and down 8% quarter-over-quarter.
  Total megabytes sold in the fourth quarter increased 123% year-over-year and 49% sequentially.
  Average price per megabyte sold in the fourth quarter declined 70% on a year-over-year basis and 28% sequentially.
  Average retail card capacity in the fourth quarter was 3.79 gigabytes, an increase of 114% on a year-over-year basis and 31% sequentially.
  For fiscal 2008 total megabytes sold increased 125% and average price per megabyte sold declined 62%, both on a year-over-year basis.
  Non-GAAP net income (loss) was ($372) million in the fourth quarter, compared to $162 million in the fourth quarter of 2007 and ($132) million in the third quarter of fiscal 2008.
  Non-GAAP earnings per share were $(1.65) compared to $0.69 per share in the fourth quarter of fiscal 2007 and $(0.59) per share in the third quarter of fiscal 2008.
OTHER RECENT ANNOUNCEMENTS
  SanDisk and Toshiba signed a definitive agreement to transfer more than 20% of SanDisk’s captive fab capacity to Toshiba for a total value of approximately $890 million.  This considerably strengthens SanDisk’s financial position, lowers inventory commitments, and enables a more rapid return to a captive/non captive supply model.
  SanDisk introduced ExtremeFFS™, a new Flash Management System for improving SSD performance and reliability.  ExtremeFFS technology is being implemented on SanDisk’s 3rd generation MLC SSDs, launched at the January 2009 Consumer Electronics Show (CES), at 60 gigabyte, 120 gigabyte, and 240 gigabyte (GB)* capacities.
  SanDisk launched slotMusic™ cards in the U.S.  in conjunction with the four major record labels.  slotMusic is a new physical format for music - high-fidelity, DRM-free MP3 music on a microSD™ card - which gives consumers the ability to easily listen to their favorite songs among a mobile phone, PC, and MP3 player with a microSD slot.
  SanDisk unveiled the Sansa® slotRadio™ player and companion line of slotRadio music cards designed especially for the casual music consumer.  Available in Spring 2009, the small, stylish device comes bundled with a slotRadio card preloaded with 1,000 songs, professionally arranged into genre-themed playlists.  The plug-and-play model offered by the (microSD) card-plus-player format dramatically lowers barriers and ushers in a new way for consumers to easily and immediately enjoy music.
  SanDisk was named an International CES Innovations 2009 Design and Engineering Awards Honoree for its 16 gigabyte microSDHC™ and Memory Stick Micro™ (M2™) mobile phone memory cards.
CONFERENCE CALL
SanDisk’s fourth quarter 2008 conference call is scheduled for 2:00 p.m. PST, Monday, February 2, 2009.  The conference call will be webcast and can be accessed live, and throughout the quarter, at SanDisk's website at http://www.sandisk.com/IR.  To participate in the call via telephone, the dial-in number is 913-312-0835.  The dial-in password is 4452969.  A copy of this press release will be furnished to the Securities and Exchange Commission on a current report on Form 8-K and will be posted to our website prior to the conference call.

A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in the attached tables.

FORWARD LOOKING STATEMENTS
This news release contains certain forward-looking statements, including statements about our business prospects and outlook, anticipated increased demand for products including our mobile products, our expectations of a more balanced supply/demand environment and improved pricing environment and expected growth in international retail, that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate and may significantly and adversely affect our business, financial condition and results of operations.  Risks that may cause these forward-looking statements to be inaccurate include among others:
  slower than expected growth in market demand for our products including, for example, our solid state drives, or a slower adoption rate for our products in current and new markets that we are targeting including, for example, the mobile phone market, level of demand and consumer confidence due to a continuing global economic downturn, continued significant over-supply in the markets that we serve, continued significant declines in average selling prices,
  any interruption of or delay in supply from any of the semiconductor manufacturing or subcontracting facilities, including test and assembly facilities that supply products to us, slower than expected expansion of our global sales channels, fluctuations in operating results, unexpected yield variances and delays related to our conversion to smaller geometries of NAND flash technology or the ramp-up of the 300 millimeter flash fabrication facility, failure of or delays in the closing of our recently announced joint venture restructuring with Toshiba, increased memory component and other costs as a result of currency exchange rate fluctuations to the U.S. dollar, particularly with respect to the Japanese yen, business interruption due to earthquakes, hurricanes or other natural disasters, particularly in areas in the Pacific Rim and Japan where we manufacture and assemble products, adverse results in litigation or regulatory actions affecting us, and other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended December 30, 2007 and our subsequently filed fiscal 2008 quarterly reports on Form 10-Q.
Future results may differ materially from those previously reported.  We do not intend to update the information contained in this release.

ABOUT SANDISK
SanDisk Corporation, the inventor and world’s largest supplier of flash storage cards, is a global leader in flash memory – from research, manufacturing and product design to consumer branding and retail distribution.  SanDisk’s product portfolio includes flash memory cards for mobile phones, digital cameras and camcorders, digital audio/video players, USB flash drives for consumers and the enterprise, embedded memory for mobile devices, and solid state drives for computers.  SanDisk (www.sandisk.com/corporate) is a Silicon Valley-based S&P 500 company, with more than half its sales outside the United States.

SanDisk, the SanDisk logo and Sansa are trademarks of SanDisk Corporation, registered in the United States and other countries.  ExtremeFFS and slotRadio are trademarks of SanDisk Corporation.  slotMusic is a trademark of SLOTmedia Group LLC. , microSD and microSDHC are trademarks of SD-3C LLC.  Memory Stick Micro and M2 are trademarks of Sony Corporation.  Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

* 1 gigabyte (GB) = 1 billion bytes

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended		Twelve months ended
	December 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007
Revenues:
Product	$742,128	$1,117,967	$2,843,243	$3,446,125
License and royalty	121,749	127,858	508,109	450,241
Total revenues	863,877	1,245,825	3,351,352	3,896,366

Cost of product revenues	1,193,759	789,493	3,233,753	2,628,838
Amortization of acquisition-related intangible assets	10,766	14,582	54,512	64,809
Total cost of product revenues	1,204,525	804,075	3,288,265	2,693,647

Gross profit (loss)	(340,648)	441,750	63,087	1,202,719

Operating expenses:
Research and development	101,812	110,708	429,949	418,066
Sales and marketing	82,426	105,416	328,079	294,594
General and administrative	46,186	47,772	204,765	181,509
Impairment of goodwill	845,453	-	845,453	-
Impairment of acquisition-related intangible assets	175,785	-	175,785	-
Amortization of acquisition-related intangible assets	3,275	4,558	17,069	25,308
Restructuring and other	31,382	-	35,467	6,728
Total operating expenses	1,286,319	268,454	2,036,567	926,205

Operating income (loss)	(1,626,967)	173,296	(1,973,480)	276,514

Other income	24,472	17,887	70,446	121,902

Income (loss) before provision for income taxes	(1,602,495)	191,183	(1,903,034)	398,416

Provision for income taxes	262,104	85,373	166,756	174,848

Income (loss) after taxes	(1,864,599)	105,810	(2,069,790)	223,568

Minority interest	-	-	-	5,211

Net income (loss)	$(1,864,599)	$105,810	$(2,069,790)	$218,357

Net income (loss) per share calculation:
Net income (loss) used in computing basic net income (loss) per share	$(1,864,599)	$105,810	$(2,069,790)	$218,357
Tax-effected interest costs related to convertible long-term debt	-	117	-	469
Net income (loss) used in computing diluted net income (loss) per share	$(1,864,599)	$105,927	$(2,069,790)	$218,826

Net income (loss) per share:
Basic	$(8.25)	$0.47	$(9.19)	$0.96
Diluted	$(8.25)	$0.45	$(9.19)	$0.93

Shares used in computing net income (loss) per share:
Basic	226,079	226,871	225,292	227,744
Diluted	226,079	234,033	225,292	235,857

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, except per share data, unaudited)

	Three months ended		Twelve months ended
	December 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007

SUMMARY RECONCILIATION OF NET INCOME (LOSS)
GAAP NET INCOME (LOSS)	$(1,864,599)	$105,810	$(2,069,790)	$218,357
Share-based compensation (a)	23,914	30,693	97,799	133,010
Impairment of goodwill and acquisition-related intangible assets (b)	1,021,238	-	1,021,238	-
Amortization of acquisition-related intangible assets (c)	14,041	19,140	71,581	90,117
Inventory step-up expense related to msystems acquisition (d)	-	-	-	7,066
Income tax adjustments (e)	433,061	5,985	400,184	(40,441)
NON-GAAP NET INCOME (LOSS)	$(372,345)	$161,628	$(478,988)	$408,109

GAAP COST OF PRODUCT REVENUES	$1,204,525	$804,075	$3,288,265	$2,693,647
Share-based compensation (a)	(2,489)	(4,060)	(10,775)	(14,743)
Amortization of acquisition-related intangible assets (c)	(10,766)	(14,582)	(54,512)	(64,809)
Inventory step-up expense related to msystems acquisition (d)	-	-	-	(7,066)
NON-GAAP COST OF PRODUCT REVENUES	$1,191,270	$785,433	$3,222,978	$2,607,029

GAAP GROSS PROFIT (LOSS)	$(340,648)	$441,750	$63,087	$1,202,719
Share-based compensation (a)	2,489	4,060	10,775	14,743
Amortization of acquisition-related intangible assets (c)	10,766	14,582	54,512	64,809
Inventory step-up expense related to msystems acquisition (d)	-	-	-	7,066
NON-GAAP GROSS PROFIT (LOSS)	$(327,393)	$460,392	$128,374	$1,289,337

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$101,812	$110,708	$429,949	$418,066
Share-based compensation (a)	(10,161)	(10,965)	(38,854)	(49,193)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$91,651	$99,743	$391,095	$368,873

GAAP SALES AND MARKETING EXPENSES	$82,426	$105,416	$328,079	$294,594
Share-based compensation (a)	(4,587)	(6,482)	(20,067)	(31,722)
NON-GAAP SALES AND MARKETING EXPENSES	$77,839	$98,934	$308,012	$262,872

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$46,186	$47,772	$204,765	$181,509
Share-based compensation (a)	(6,677)	(9,186)	(28,103)	(37,352)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$39,509	$38,586	$176,662	$144,157

GAAP TOTAL OPERATING EXPENSES	$1,286,319	$268,454	$2,036,567	$926,205
Share-based compensation (a)	(21,425)	(26,633)	(87,024)	(118,267)
Impairment of goodwill and acquisition-related intangible assets (b)	(1,021,238)	-	(1,021,238)	-
Amortization of acquisition-related intangible assets (c)	(3,275)	(4,558)	(17,069)	(25,308)
NON-GAAP TOTAL OPERATING EXPENSES	$240,381	$237,263	$911,236	$782,630

GAAP OPERATING INCOME (LOSS)	$(1,626,967)	$173,296	$(1,973,480)	$276,514
Cost of product revenues adjustments (a) (c) (d)	13,255	18,642	65,287	86,618
Operating expense adjustments (a) (b) (c)	1,045,938	31,191	1,125,331	143,575
NON-GAAP OPERATING INCOME (LOSS)	$(567,774)	$223,129	$(782,862)	$506,707

GAAP NET INCOME (LOSS)	$(1,864,599)	$105,810	$(2,069,790)	$218,357
Cost of product revenues adjustments (a) (c) (d)	13,255	18,642	65,287	86,618
Operating expense adjustments (a) (b) (c)	1,045,938	31,191	1,125,331	143,575
Income tax adjustments (e)	433,061	5,985	400,184	(40,441)
NON-GAAP NET INCOME (LOSS)	$(372,345)	$161,628	$(478,988)	$408,109

Non-GAAP net income (loss) per share calculation
Net income (loss) used in computing basic non-GAAP net income (loss) per share	$(372,345)	$161,628	$(478,988)	$408,109
Tax-effected interest costs related to convertible long-term debt	-	117	-	469
Net income (loss) used in computing diluted non-GAAP net income (loss) per share	$(372,345)	$161,745	$(478,988)	$408,578

Diluted net income (loss) per share:
GAAP	$(8.25)	$0.45	$(9.19)	$0.93
Non-GAAP	$(1.65)	$0.69	$(2.13)	$1.73

Shares used in computing diluted net income (loss) per share:
GAAP	226,079	234,033	225,292	235,857
Non-GAAP	226,079	234,154	225,292	236,614

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)

(1)
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income (loss) and net income (loss) per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because it is consistent with the financial models and estimates published by many analysts who follow the Company.  For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation in accordance with SFAS 123(R), the amortization of acquisition-related intangible assets related to acquisitions of Matrix Semiconductor, Inc. in January 2006, msystems Ltd. in November 2006 and MusicGremlin, Inc. in June 2008, and the impairment of goodwill and the acquisition-related intangible assets, we believe the inclusion of non-GAAP financial measures provide consistency in our financial reporting. These non-GAAP results are some of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods.  Further, management uses non-GAAP information that excludes certain non-cash charges, such as impairment of goodwill and acquisition-related intangible assets, amortization of purchased intangible assets, and share-based compensation, as these non-GAAP charges do not reflect the cash operating results of the business or the ongoing results.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(a)	Share-based compensation expense.
(b)
Impairment of goodwill and acquisition-related intangible assets primarily relating to acquisitions of Matrix Semiconductor, Inc. (January 2006), msystems Ltd. (November 2006), and MusicGremlin, Inc. (June 2008).

(c)
Amortization of acquisition-related intangible assets, primarily core and developed technology, related to the acquisitions of Matrix Semiconductor, Inc. (January 2006), msystems Ltd. (November 2006), and MusicGremlin, Inc. (June 2008).

(d)	Inventory step-up expense related to msystems Ltd. acquisition.
(e)	Income taxes associated with certain non-GAAP to GAAP adjustments and a valuation allowance on deferred taxes.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 28, 2008	December 30, 2007

ASSETS
Current assets:
Cash and cash equivalents	$962,061	$833,749
Short-term investments	477,296	1,001,641
Accounts receivable from product revenues, net	122,092	462,983
Inventory	598,251	555,077
Deferred taxes	36,153	212,255
Other current assets	459,306	233,952
Total current assets	2,655,159	3,299,657

Long-term investments	1,097,302	1,060,393
Property and equipment, net	396,987	422,895
Notes receivable and investments in the flash ventures with Toshiba	1,602,291	1,108,905
Deferred taxes	15,188	117,130
Goodwill	-	840,870
Intangibles, net	63,182	322,023
Other non-current assets	48,641	62,946
Total assets	$5,878,750	$7,234,819

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable trade	$240,985	$285,711
Accounts payable to related parties	370,006	158,443
Other current accrued liabilities	502,345	286,850
Deferred income on shipments to distributors and retailers and deferred revenue	149,575	182,879
Total current liabilities	1,262,911	913,883

Convertible long-term debt	1,225,000	1,225,000
Non-current liabilities	228,903	135,252
Total liabilities	2,716,814	2,274,135

Minority interest	151	1,067

Stockholders' equity:
Common stock	3,912,529	3,797,073
Retained earnings (accumulated deficit)	(939,721)	1,130,069
Accumulated other comprehensive income	188,977	32,475
Total stockholders' equity	3,161,785	4,959,617

Total liabilities and stockholders' equity	$5,878,750	$7,234,819

SanDisk Corporation
Preliminary Condensed Consolidated Statement of Cash Flows
(in thousands, unaudited)

	Three months ended		Twelve months ended
	December 28, 2008	December 30, 2007	December 28, 2008	December 30, 2007
Cash flows from operating activities:
Net income (loss)	$(1,864,599)	$105,810	$(2,069,790)	$218,357
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Deferred and other taxes	378,474	(26,171)	347,690	(35,188)
Depreciation and amortization	57,435	59,299	257,389	255,743
Provision for doubtful accounts	2,567	553	8,778	3,530
Share-based compensation expense	23,914	30,693	97,799	133,010
Excess tax benefit from share-based compensation	99	(2,661)	(1,938)	(18,375)
Impairment, restructuring and other charges	1,118,829	-	1,146,407	-
Other non-cash charges	3,210	12,773	18,940	12,721
Changes in operating assets and liabilities:
Accounts receivable from product revenues	(6,097)	(25,520)	332,113	145,657
Inventory	114,367	(10,375)	(42,969)	(57,586)
Other assets	(338,898)	(81,790)	(310,648)	(34,789)
Accounts payable trade	(5,191)	62,368	(48,727)	23,772
Accounts payable to related parties	244,570	(1,547)	215,563	20,966
Other liabilities	336,004	25,777	136,201	(14,891)
Total adjustments	1,929,283	43,399	2,156,598	434,570

Net cash provided by operating activities	64,684	149,209	86,808	652,927

Cash flows from investing activities:
Purchases of short and long-term investments	(317,828)	(572,012)	(1,986,338)	(3,717,897)
Proceeds from sale of short and long-term investments	408,146	541,615	1,697,052	2,033,871
Maturities of short and long-term investments	264,474	222,886	744,322	1,365,712
Proceeds from sales of property and equipment	-	2,328	39,680	-
Acquisition of property and equipment	(31,673)	(81,379)	(184,033)	(258,954)
Investment in Flash Alliance Ltd.	-	(87,544)	(96,705)	(125,547)
Distribution from FlashVision Ltd.	-	-	102,530	-
Proceeds from notes receivable from FlashVision Ltd.	-	-	-	37,512
Issuance of notes receivable from Flash Partners Ltd.	-	(115,651)	(37,418)	(525,252)
Issuance of notes receivable from Flash Alliance Ltd.	(156,960)	-	(250,070)	-
Purchased technology and other assets	5,786	-	4,911	(27,803)
Acquisition of MusicGremlin, Inc.	-	-	(4,604)	-
Net cash provided by (used in) investing activities	171,945	(89,757)	29,327	(1,218,358)

Cash flows from financing activities:
Proceeds (repayment) from debt financing	-	2,000	(9,785)	9,803
Proceeds from employee stock programs	343	3,001	19,701	100,311
Distribution to minority interest	-	-	-	(9,880)
Excess tax benefit from share-based compensation	(99)	2,661	1,938	18,375
Share repurchase programs	-	(202,190)	-	(299,607)
Net cash provided by (used in) financing activities	244	(194,528)	11,854	(180,998)

Effect of changes in foreign currency exchange rates on cash	4,081	(2,097)	323	(522)

Net increase (decrease) in cash and cash equivalents	240,954	(137,173)	128,312	(746,951)

Cash and cash equivalents at beginning of period	721,107	970,922	833,749	1,580,700

Cash and cash equivalents at end of period	$962,061	$833,749	$962,061	$833,749